UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 3, 2018

KOSMOS ENERGY LTD.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	001-35167	98-0686001
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House 2 Church Street Hamilton, Bermuda		HM 11
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: +1 441 295 5950

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company 

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

Item 1.01             Entry into a Material Definitive Agreement

On August 3, 2018, Kosmos Energy Gulf of Mexico, LLC (“Purchaser”), a wholly owned subsidiary of Kosmos Energy Ltd. (“Kosmos”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain affiliates of First Reserve Corporation (the sellers under the Purchase Agreement, the “Seller”) to acquire 100% of the outstanding equity interests in the Deep Gulf Energy companies (collectively, “Deep Gulf Energy”).

In connection with the transactions contemplated by the Purchase Agreement (the “Transactions”), certain affiliates of First Reserve Corporation have entered into a support agreement with Purchaser, providing for, among other things, cooperation with certain regulatory filings and customary confidentiality provisions. In addition, Kosmos has executed a customary guaranty of Purchaser’s obligations under the Purchase Agreement in favor of the Seller.

Transactions

Subject to the terms and conditions set forth in the Purchase Agreement, at the closing of the Transactions, Purchaser will acquire Deep Gulf Energy on a cash-free and debt-free basis as of 12:01 a.m., Central Time, on July 1, 2018 (the “Effective Time”), for a purchase price of $1.225 billion, to be paid (1) $925 million in cash and (2) in a number of shares of Kosmos’ common stock (“Parent Common Equity”) equal to $300 million divided by the volume-weighted average price of Parent Common Equity on the New York Stock Exchange for the 20 consecutive trading days ending on (and including) the trading day immediately prior to the date of the closing, rounded to three decimal places; provided that such price per share of Parent Common Equity will be no less than $6.905 and no greater than $9.343. The cash portion of the purchase price will be subject to customary adjustments for transaction expenses, working capital as of the Effective Time and for certain payments made or other value transfers for the benefit of Seller and certain of its related parties, including dividends, distributions and other similar payments, from the Effective Time through the closing, and other customary adjustments for a transaction of this type. The purchase price is also subject to certain adjustments in respect of title benefits or title defects relating to Deep Gulf Energy’s oil and gas properties. Purchaser may elect to increase the cash portion of the purchase price and to correspondingly reduce the equity portion of the purchase price by the number of shares equal to the increase in the cash purchase price divided by the share price calculated as set forth above.

Kosmos intends to fund the cash portion of the purchase price with borrowings under its existing credit facilities.

The Seller has agreed not to sell, contract to sell, pledge, dispose of or otherwise transfer, directly or indirectly, the shares of Parent Common Equity received as consideration for a period of six months following the closing date. Kosmos has agreed to file a resale shelf registration statement upon expiration of this lock-up period to facilitate the resale of the shares. In addition, the Seller has agreed that shares of Parent Common Equity equal to 10% of the purchase price (as adjusted for title defects and title benefits prior to the closing) will be subject to a 12-month holdback as partial security for claims by Purchaser against the Seller after the closing in accordance with the Purchase Agreement; provided that a portion of such shares will be released from the holdback six months after the closing.

Conditions to Closing

The consummation of the Transactions is subject to the satisfaction or waiver of certain customary conditions, including, among others: (1) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended, the “HSR Act”), and certain other regulatory approvals, if applicable and (2) the absence of any injunction, order or award enjoining or otherwise prohibiting the Transactions. In addition, (x) Seller’s obligation to consummate the Transactions is also subject to the following additional conditions: (1) the accuracy, subject to customary materiality thresholds, of Purchaser’s representations and warranties under the Purchase Agreement, compliance in all material respects with the pre-closing covenants of Purchaser under the Purchase Agreement and the absence of a material adverse effect on Kosmos, (2) the approval for listing of the shares of Parent Common Equity as part of the purchase price on the New York Stock Exchange, and (3) the unadjusted purchase price will not have decreased by more than 10% due to title defects relating to Deep Gulf Energy’s oil and gas properties and (y) Purchaser’s obligation to consummate the Transactions is also subject to the following additional conditions: (1) the accuracy, subject to customary materiality thresholds, of the Seller’s representations and warranties under the Purchase Agreement, compliance in all material respects with the pre-closing covenants of the Seller and Deep Gulf Energy under the Purchase Agreement and the absence of a material adverse effect on Deep Gulf Energy, and (2) the unadjusted purchase price will not have increased by more than 10% due to title benefits relating to Deep Gulf Energy’s oil and gas properties.

The Transaction is expected to close around the end of the third quarter of 2018.

Representations and Warranties; Covenants

The Purchase Agreement contains mutual customary representations, warranties and covenants of each of Purchaser, Kosmos, Seller and Deep Gulf Energy. Seller has agreed to cause Deep Gulf Energy to operate its business in the ordinary course consistent with past practice and to comply with certain interim operating covenants, and Purchaser and Kosmos have also agreed to comply with certain interim operating covenants. Subject to certain exceptions, each of Seller and Purchaser has agreed to use commercially reasonable efforts to consummate the Transactions, and Kosmos has agreed to take any and all steps and undertakings necessary to resolve any objections or impediments made or asserted by any governmental authority with respect to certain required regulatory approvals, except as would reasonably be expected to be, individually or in the aggregate, material to the condition, assets, liabilities, businesses or results of operations of Kosmos and its subsidiaries, taken as a whole (after giving effect to the transactions contemplated by the Purchase Agreement and, for such purpose, treating Kosmos and its subsidiaries as if it were a company that is the same size and scale of Deep Gulf Energy). The Purchase Agreement contains certain indemnification rights for the benefit of each of the Seller and Kosmos, subject to limitations set forth in the Purchase Agreement.

Termination

The Purchase Agreement contains certain customary termination rights for each of Purchaser and Seller, including, among others, in the event that, subject to certain exceptions, (i) the closing has not occurred on or before November 3, 2018 (the “End Date”), provided that the End Date may be extended until February 1, 2019, subject to certain conditions, if certain regulatory approvals have not been obtained, or (ii) there has been a breach of a representation, warranty or covenant of the other party such that there is a failure of the related closing condition and the breach is incurable or has not been cured within 30 days.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety to the full text of the Purchase Agreement, which Kosmos expects to file as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2018.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Kosmos expects, believes or anticipates will or may occur in the future, including statements about the consummation of the proposed transaction and the anticipated benefits thereof, are forward-looking statements.  Kosmos’ estimates and forward-looking statements are mainly based on its current expectations and estimates of future events and trends, which affect or may affect its businesses and operations. Although Kosmos believes that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to Kosmos. Further information on such assumptions, risks and uncertainties is available in Kosmos’ Securities and Exchange Commission (“SEC”) filings. When used in this Current Report on Form 8-K, the words “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words are intended to identify forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Kosmos, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements, including the failure to consummate the proposed transaction on the anticipated terms and timing or at all.  Kosmos undertakes no obligation and does not intend to update or correct these forward-looking statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K, except as required by applicable law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 7.01                        Regulation FD Disclosure

On August 6, 2018, Kosmos issued a press release announcing the entry into the agreement referred to above. A copy of the press release issued by Kosmos is attached hereto as Exhibit 99.1. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section.

Item 9.01                        Financial Statements and Other Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release, dated August 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                 August 9, 2018

KOSMOS ENERGY LTD.

By:	/s/ Jason E. Doughty
Jason E. Doughty
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Press Release, dated August 6, 2018